SUBJECT TO REVISION
FREE WRITING PROSPECTUS DATED SEPTEMBER 26, 2006

$1,078,545,000 (Approximate)

SAXON ASSET SECURITIES TRUST 2006-3
MORTGAGE LOAN ASSET BACKED NOTES, SERIES 2006-3

SAXON ASSET SECURITIES COMPANY
Depositor

SAXON FUNDING MANAGEMENT, INC.
Seller and Master Servicer

SAXON MORTGAGE SERVICES, INC.
Servicer

September 26, 2006

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/0001144204-06-012322.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

$1,078,545,000 (Approximate)
Saxon Asset Securities Trust 2006-3
Subject to a +/- 5% Variance

Class(1, 3, 4)	Principal Amount ($) (1)	Note Type	Expected Rating (Moody’s/S&P)	WAL (Yrs) Call/Mat (2) (3)	Prin Window (Mths) to Call/Mat (2) (3)	Stated Final Maturity (5)
A-1	491,450,000	SEN-FLT	Aaa/AAA	1.00 / 1.00	1 - 23 / 1 - 23	November 2036
A-2	110,900,000	SEN-FLT	Aaa/AAA	2.00 / 2.00	23 - 27 / 23 - 27	November 2036
A-3	211,325,000	SEN-FLT	Aaa/AAA	3.50 / 3.52	27 - 77 / 27 - 84	November 2036
A-4	47,070,000	SEN-FLT	Aaa/AAA	6.38 / 9.69	77 - 77 / 84 - 187	November 2036
M-1	43,450,000	MEZ-FLT	Aa1/AA+	4.86 / 5.38	48 - 77 / 48 - 159	November 2036
M-2	39,600,000	MEZ-FLT	Aa2/AA+	4.66 / 5.17	44 - 77 / 44 - 152	November 2036
M-3	24,200,000	MEZ-FLT	Aa3/AA	4.56 / 5.06	43 - 77 / 43 - 145	November 2036
M-4	23,100,000	MEZ-FLT	A1/AA-	4.51 / 4.99	41 - 77 / 41 - 139	November 2036
M-5	20,900,000	MEZ-FLT	A2/A+	4.47 / 4.93	40 - 77 / 40 - 133	November 2036
M-6	18,700,000	MEZ-FLT	A3/A	4.44 / 4.87	40 - 77 / 40 - 127	November 2036
B-1	20,350,000	SUB-FLT	Baa1/A-	4.41 / 4.80	39 - 77 / 39 - 121	November 2036
B-2	17,050,000	SUB-FLT	Baa2/BBB+	4.39 / 4.73	38 - 77 / 38 - 112	November 2036
B-3	10,450,000	SUB-FLT	Baa3/BBB	4.38 / 4.65	38 - 77 / 38 - 102	November 2036
Total:	1,078,545,000

(1)
Class sizes are subject to a permitted variance in the aggregate of +/-5%. Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Notes are subject to a 10% Clean-up Call (as described herein). After the first payment date on which the Clean-up Call is exercisable, the margin on the Class A-1, Class A-2, Class A-3, and Class A-4 Notes will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Notes will increase by 1.5 times.

(4)	All Notes are subject to the Fixed Rate Cap and the Available Funds Cap Rate (each as described herein).
(5)	The Stated Final Maturity is calculated as one month past the latest maturing thirty year mortgage loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Summary of Terms

Issuing Entity or the Trust:	Saxon Asset Securities Trust 2006-3, a Delaware statutory trust

Sponsor, Seller and Master Servicer:	Saxon Funding Management, Inc.

Depositor:	Saxon Asset Securities Company

Servicer:	Saxon Mortgage Services, Inc.

Indenture Trustee and Trust Administrator:	Deutsche Bank Trust Company Americas

Owner Trustee:	Wilmington Trust Company

Swap Provider:	Morgan Stanley Capital Services Inc.

Joint Lead Underwriters:	Morgan Stanley and Greenwich Capital Markets, Inc.

Co-Manager:	Credit Suisse Securities (USA) LLC

Notes:
The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are collectively referred to herein as the “Senior Notes” or the “Class A Notes”. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Notes are collectively referred to as the “Subordinate Notes.” The Senior Notes and the Subordinate Notes are the subject of this Free Writing Prospectus and are collectively referred to herein as the “Notes”. The Issuing Entity will also issue ownership certificates, which are not the subject of this Free Writing Prospectus.

Rating Agencies:	Moody’s Investor Services, Inc. (“Moody’s”) and Standard and Poor’s Ratings Services (“S&P”), a division of The McGraw-Hill Companies, Inc.

Registration:	The Notes will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-Off Date:
September 1, 2006, for any mortgage loan in the mortgage pool transferred to the Trust on the Closing Date. For any mortgage loan subsequently transferred to the Trust during the Pre-Funding Period (as described below), the first day of the month in which such mortgage loan is transferred to the Trust.

Expected Pricing Date:	On or about the week of September 25, 2006.

Expected Closing Date:	On or about October 10, 2006.

Payment Dates:	Payment of principal and interest on the Notes will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in October 2006.

Interest Accrual:	The price to be paid by investors for the Notes will not include accrued interest (settling flat).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Interest Accrual Period:
The “Interest Accrual Period” for the Notes with respect to any Payment Date will be the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

Record Date:	With respect to the Notes, the business day immediately preceding each Payment Date.

Federal Tax Status:	The Notes are anticipated to be debt for Federal income tax purposes, and an opinion will be delivered to that effect from counsel acceptable to the underwriters.

The Trust will be classified as a taxable mortgage pool. The Trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificates are owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.” Saxon Securities and Certificates, Inc., the initial holder of the ownership certificates, will represent that it qualifies as a “qualified REIT subsidiary” and that it will own the ownership certificates directly or indirectly through a “qualified REIT subsidiary.”

ERISA Eligibility:	The Notes are expected to be ERISA eligible.

SMMEA Eligibility:	The Notes are not expected to be SMMEA eligible.

Optional Termination:
On the first Payment Date on which the Aggregate Pool Balance is less than or equal to 20% of the Aggregate Pool Balance as of the Cut-Off Date, the Master Servicer will, unless the Master Servicer exercises its right to object to the date of the auction and causes it to be delayed in accordance with the Sale and Servicing Agreement, begin to solicit bids for the purchase of the mortgage loans and other property remaining in the trust. The Trust must sell the assets of the trust estate to the highest bidder so long as certain criteria described in the prospectus supplement are met. The terms of the transaction allow for a clean-up call of the mortgage loans and the redemption of the Notes (the “Clean-up Call”), which may be exercised once the Aggregate Pool Balance is less than or equal to 10% of the Aggregate Pool Balance as of the Cut-Off Date.

Pricing Prepayment Speed:	The Notes were priced based on the following collateral prepayment assumptions:

100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans assumes 2.2% CPR in the first month of life of the mortgage loan increasing to 22% CPR over 10 months and remaining constant at 22% CPR thereafter)

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 8% CPR in the first month of the life of the mortgage loan and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant at 30% CPR through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for month 28 and thereafter.)

Initial Mortgage Loans:
As of the Cut-Off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $876,095,123 of first and second lien, conforming and non-conforming balance, fixed-rate and adjustable-rate mortgage loans (the “Initial Mortgage Loans” or the “Closing Date Mortgage Loans”). See the attached collateral descriptions for additional information on the Initial Mortgage Loans.

Pre-Funding Account:
On the Closing Date, a deposit of approximately $223,904,877 (the “Pre-Funding Amount”) will be made to an account (the “Pre-Funding Account”). After the Closing Date but on or prior to December 10, 2006 (the “Pre-Funding Period”), the Pre-Funding Amount will be used to purchase Subsequent Mortgage Loans having similar characteristics as the Initial Mortgage Loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Subsequent Mortgage Loans:
In addition to the Closing Date Mortgage Loans, it is expected that approximately $223,904,877 of additional first and second lien, conforming and non-conforming balance, fixed-rate and adjustable-rate mortgage loans (the “Subsequent Mortgage Loans”) will be transferred to the Trust during the Pre-Funding Period.

Repurchase or Substitute of Mortgage Loans:
The Seller shall have the option, at any time to purchase any Delinquent Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for any Delinquent Mortgage Loan as defined in the Sale and Servicing Agreement.

Total Note Size:	Approximately $1,078,545,000.

Servicing Fee:
The “Servicing Fee” applicable to each mortgage loan, and with respect to each Payment Date, equals the scheduled principal balance of such mortgage loan, on the first day of the month preceding such Payment Date, multiplied by one-twelfth of approximately 0.25% per annum, subject to increase if Saxon Mortgage Services, Inc. or an affiliate thereof is no longer the Servicer as described under “Retained Interest” below.

Retained Interest:
So long as Saxon Mortgage Services, Inc. or an affiliate thereof is the Servicer, the Seller will retain an interest in each mortgage loan, payable to the Seller on each Payment Date (the “Retained Interest”), equal to the scheduled principal balance of the mortgage loan, on the first day of the month of such Payment Date, multiplied by one-twelfth of: (i) approximately 0.05% per annum for the first ten Payment Dates following the Closing Date, (ii) approximately 0.15% per annum for the eleventh through thirtieth Payment Dates, inclusive, following the Closing Date, (iii) approximately 0.40% per annum for the thirty-first through forty-eighth Payment Dates, inclusive, following the Closing Date and (iv) approximately 0.55% per annum for the forty-ninth Payment Date following the Closing Date and each Payment Date thereafter. If, at any time prior to the thirty-first Payment Date following the Closing Date, Saxon Mortgage Services, Inc. or an affiliate thereof ceases to be the Servicer, the Retained Interest will not be payable to the Seller on any subsequent Payment Date and the amount of the Retained Interest will be added to the Servicing Fee for such Payment Dates. If, at any time on or after the thirty-first Payment Date following the Closing Date, Saxon Mortgage Services, Inc. or an affiliate thereof ceases to be the Servicer, a portion of the Retained Interest equal to 0.25% per annum on the scheduled principal balance of each mortgage loan will not be payable to the Seller on each succeeding Payment Date and such amount will be added to the Servicing Fee for such Payment Dates.

Master Servicing Fee:
The “Master Servicing Fee” applicable to each mortgage loan, and with respect to each Payment Date, equals the scheduled principal balance of such mortgage loan as of the first day of the Due Period with respect to such Payment Date, multiplied by one-twelfth of approximately 0.05% per annum.

Interest Rate:	The “Interest Rate” for any Payment Date for each Class of Notes will be equal to the lesser of (i) the Formula Rate and (ii) the Available Funds Cap Rate.

Formula Rate:	The “Formula Rate” with respect to each Class of Notes will be equal to the lesser of (i) One-Month LIBOR plus the respective margin for such Class and (ii) the Fixed Rate Cap.

Fixed Rate Cap:	As to any Payment Date, a per annum rate equal to 12.25% for each Class of Notes.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Interest Funds:
The “Interest Funds” with respect to the mortgage loans and any determination date are equal to the sum, without duplication of (i) all scheduled interest due during the related Due Period and collected by the servicer as of the related determination date less (a) any Retained Interest, (b) the related servicing fee and master servicing fee, (c) any applicable PMI Insurance Premium, (d) any Net Swap Payments or Priority Swap Termination Payment payable by the issuing entity to the Counterparty and (e) any other fees or expenses payable from amounts on deposit in the collection account, the master servicer custodial account or the payment account, (ii) all advances relating to interest, (iii) all Compensating Interest, (iv) liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Due Period, (v) any Net Swap Payments or (unless otherwise paid to a replacement counterparty following the early termination of the Swap Agreement as described under “Description of the Notes—Swap Agreement”) Swap Termination Payments payable by the Counterparty to the issuing entity and (vi) the interest component of any Subsequent Recoveries for such date.

Compensating Interest:
As of any Payment Date, an amount payable by the Servicer or the Master Servicer, as the case may be, equal to the lesser of (i) prepayment interest shortfalls for such date in respect of any prepayments in full and (ii) the Servicing Fee or Master Servicing Fee, as applicable, for such date.

Available Funds Cap Rate:
As to any Payment Date, a per annum rate equal to (i) the quotient of (a) Interest Funds and (b) the aggregate principal amount of the Notes minus the Principal Deficiency Amount as of the beginning of the related Interest Accrual Period, multiplied by (ii) 360 divided by the actual number of days in the related Interest Accrual Period.

Aggregate Pool Balance:	As of any Payment Date, the sum of (i) the aggregate principal balance of the mortgage loans and (ii) any amount on deposit in the Pre-Funding Account.

Swap Agreement:
On the Closing Date, the Issuing Entity will enter into an interest rate hedge agreement (the “Swap Agreement”) with an initial notional amount for the October 2006 Payment Date of approximately $857,442,224 with respect to the Notes. Under the Swap Agreement, the Issuing Entity will be obligated to pay on the Payment Date an amount equal to 5.166% per annum on the notional amount as set forth in the Swap Agreement and set forth on page 23 of this Free Writing Prospectus to the Swap Provider on a 30/360 basis and the Issuing Entity will be entitled to receive on the Business Day immediately preceding each Payment Date an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider on an actual/360 basis, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). Generally, Net Swap Payments made by the Swap Provider will constitute part of the Available Funds on each Payment Date and will be applied as part of Interest Funds and Net Swap Payments made by the Issuing Entity will be paid from Interest Funds prior to payments on the Notes.

Upon early termination of the Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full. If the Swap Termination Payment is a Priority Swap Termination Payment, it will be paid prior to payments to Noteholders. “Priority Swap Termination Payment” means any Swap Termination Payment resulting from an event of default or termination event (each as defined in the Swap Agreement) under the Swap Agreement with respect to which the Swap Provider was not the sole defaulting or affected party.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Credit Enhancements:	Consists of the following:
	1.	Net Monthly Excess Cashflow;
	2.	100% of the Pledged Prepayment Penalty Cashflow;
	3.	Primary Mortgage Insurance;
	4.	Overcollateralization Amount; and
	5.	Subordination.

Net Monthly Excess Cashflow:
The “Net Monthly Excess Cashflow” for any Payment Date is equal to the sum of (i) any Overcollateralization Release Amount and (ii) the excess of (a) the Available Funds for such Payment Date over (b) the sum for such Payment Date of (1) the Monthly Interest Payment Amounts for the Notes and (2) the Principal Funds.

Pledged Prepayment Penalty Cashflow:	The interest collections from the mortgage loans will be supplemented by 100% of the maximum contractual prepayment penalty cashflow owed and not waived by the Servicer on any mortgage loan.

Payments of Pledged Prepayment Penalty Cashflow:	Any Pledged Prepayment Penalty Cashflow will be payable in the same manner as Net Monthly Excess Cashflow.

Overcollateralization Amount:
The “Overcollateralization Amount” is equal to the excess of the Aggregate Pool Balance as of the last day of the related Due Period over the aggregate principal amount of the Notes after giving effect to principal paid on such Payment Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow will be directed to build the Overcollateralization Amount until the Overcollateralization Target Amount is reached.

Overcollateralization Floor:
The “Overcollateralization Floor” prior to the Distribution Date in October 2026 will be equal to 0.50% of the Aggregate Pool Balance as of the Cut-Off Date. Thereafter, the Overcollateralization Floor will be equal to the greater of (i) 0.50% of the Aggregate Pool Balance as of the Cut-Off Date, and (ii) the sum of (a) 0.10% of the Aggregate Pool Balance as of the Cut-Off Date and (b) the aggregate balance, as of the last day of the related Due Period, of all outstanding mortgage loans having original terms to maturity of 40 years.

Overcollateralization Target Amount:
Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be equal to 4.20% of the Aggregate Pool Balance as of the Cut-Off Date. On and after the Stepdown Date (assuming a Trigger Event is not in effect) the Overcollateralization Target Amount will be equal to the greater of (i) the lesser of (a) 4.20% of the Aggregate Pool Balance as of the Cut-Off Date and (b) 8.40% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Overcollateralization Floor for such Distribution Date. On or after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Payment Date.

Overcollateralization Deficiency Amount:
An “Overcollateralization Deficiency Amount” with respect to any Payment Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Payment Date (after giving effect to payments in respect of the Principal Funds on such Payment Date).

Overcollateralization Release Amount:
The “Overcollateralization Release Amount” means, with respect to any Payment Date, the lesser of (i) the aggregate Principal Funds for such Payment Date and (ii) the excess, if any, of (a) the Overcollateralization Amount for such Payment Date (assuming that 100% of the aggregate Principal Funds is applied as a principal payment on such Payment Date) over (b) the Overcollateralization Target Amount for such Payment Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Stepdown Date:
The earlier to occur of (i) the Payment Date following the Payment Date on which the aggregate principal amount of the Senior Notes has been reduced to zero and (ii) the later to occur of (a) the Payment Date in October 2009 and (b) the first Payment Date on which (1) the excess of the Aggregate Pool Balance over the aggregate principal amount of the Senior Notes (both amounts from immediately after any application of Principal Payment Amounts to the Notes on the prior Payment Date) divided by (2) the Aggregate Pool Balance on the current Payment Date is greater than or equal to 48.00%.

Senior Credit Enhancement Percentage:
The “Senior Credit Enhancement Percentage” for a Payment Date is equal to (i) the aggregate principal amount of the Subordinate Notes and the Overcollateralization Amount minus the Principal Deficiency Amount divided by (ii) the Aggregate Pool Balance.

Primary Mortgage Insurance Policy:
A loan level primary mortgage insurance policy (the “MGIC PMI Policy”) will be acquired from Mortgage Guaranty Insurance Corporation (“MGIC”) on or prior to the Closing Date. Approximately 17.17% of the Initial Mortgage Loans have original loan-to-value ratios in excess of 80%, will be covered by the MGIC PMI Policy.

For certain limited documentation or stated documentation mortgage loans with original loan-to-value ratios greater than or equal to 80%, the MGIC PMI Policy covers a portion of the loss on the related mortgage loans to a level where the uninsured exposure of the mortgage loans is reduced to an amount equal to approximately 80% of the original loan-to-value ratio of such mortgage loan. For certain full documentation mortgage loans with original loan-to-value ratios greater than or equal to 90%, the MGIC PMI Policy covers a portion of the loss on the related mortgage loans to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to approximately 90% of the original loan-to-value ratio of such mortgage loan.

Trigger Event:	A “Trigger Event,” on any Payment Date on or after the Stepdown Date, is in effect for the Notes if either a Delinquency Trigger Event or a Loss Trigger Event is in effect.

A Delinquency Trigger Event is in effect on any Payment Date if on that Payment Date the 60+ day delinquency percentage (including loans in bankruptcy, foreclosure, or REO) is greater than a given percentage of the prior period’s Credit Enhancement Percentage to the note specified below:

Class A Notes remain outstanding 33.33% of the Senior Credit Enhancement Percentage

On and after Class A Notes pay off 39.90% of the Class M-1 Credit Enhancement Percentage

A Loss Trigger Event is in effect if on any Payment Date, the cumulative losses as a percentage of the Aggregate Pool Balance as of the Cut-Off Date, for the related Payment Dates, is greater than:

	Payment Date	Cumulative Loss %
	Months 25-36	1.55% in the first month plus an additional 1/12th of 1.90% for every month thereafter
	Months 37-48	3.45% in the first month plus an additional 1/12th of 1.95% for every month thereafter
	Months 49-60	5.40% in the first month plus an additional 1/12th of 1.60% for every month thereafter
	Months 61-72	7.00% in the first month plus an additional 1/12th of 0.85% for every month thereafter
	Months 73 and thereafter	7.85%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Class Sizes:	Classes	Rating (Moody’s/S&P)	Class Sizes
	A	Aaa/AAA	78.25%
	M-1	Aa1/AA+	3.95%
	M-2	Aa2/AA+	3.60%
	M-3	Aa3/AA	2.20%
	M-4	A1/AA-	2.10%
	M-5	A2/A+	1.90%
	M-6	A3/A	1.70%
	B-1	Baa1/A-	1.85%
	B-2	Baa2/BBB+	1.55%
	B-3	Baa3/BBB	0.95%

Credit Enhancement:	Classes	Initial Credit Enhancement (Including Initial O/C)	Initial Credit Enhancement (Including O/C Target)	Target Credit Enhancement After Stepdown Date

	A	21.75%	24.00%	48.00%
	M-1	17.80%	20.05%	40.10%
	M-2	14.20%	16.45%	32.90%
	M-3	12.00%	14.25%	28.50%
	M-4	9.90%	12.15%	24.30%
	M-5	8.00%	10.25%	20.50%
	M-6	6.30%	8.55%	17.10%
	B-1	4.45%	6.70%	13.40%
	B-2	2.90%	5.15%	10.30%
	B-3	1.95%	4.20%	8.40%

Available Funds:
Payments to holders of each class of Notes will be made on each Payment Date from “Available Funds.” With respect to any Payment Date, Available Funds will be deposited in the payment account, and will be equal to the sum of the Interest Funds and Principal Funds.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Interest Payments:	On each Payment Date, the Indenture Trustee shall withdraw from the payment account the Interest Funds for such Payment Date and pay it in the following order of priority:

	(i)	To the holders of the Class A Notes, the Monthly Interest Payment Amounts, pro rata, for such classes for such Payment Date;

	(ii)	To the holders of the Class M-1 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(iii)	To the holders of the Class M-2 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(iv)	To the holders of the Class M-3 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(v)	To the holders of the Class M-4 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;
	(vi)	To the holders of the Class M-5 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(vii)	To the holders of the Class M-6 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(viii)	To the holders of the Class B-1 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(ix)	To the holders of the Class B-2 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

	(x)	To the holders of the Class B-3 Notes, the Monthly Interest Payment Amount for such class for such Payment Date; and

	(xi)	Any remainder will be treated as Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Principal Payments:	On each Payment Date, the Principal Payment Amount is paid in the following order of priority:

	(i)	To the Class A Notes, allocated among the Class A Notes pursuant to the Class A Principal Allocation, the Class A Principal Payment Amount;

	(ii)	To the Class M-1 Notes, the Class M-1 Principal Payment Amount;

	(iii)	To the Class M-2 Notes, the Class M-2 Principal Payment Amount;

	(iv)	To the Class M-3 Notes, the Class M-3 Principal Payment Amount;

	(v)	To the Class M-4 Notes, the Class M-4 Principal Payment Amount;

	(vi)	To the Class M-5 Notes, the Class M-5 Principal Payment Amount;

	(vii)	To the Class M-6 Notes, the Class M-6 Principal Payment Amount;

	(viii)	To the Class B-1 Notes, the Class B-1 Principal Payment Amount;

	(ix)	To the Class B-2 Notes, the Class B-2 Principal Payment Amount;

	(x)	To the Class B-3 Notes, the Class B-3 Principal Payment Amount; and

	(xi)	Any remainder will be treated as Net Monthly Excess Cashflow.

Notwithstanding the priority described above, prior to the Stepdown Date and on any Payment Date on which a Trigger Event exists, Principal Funds will generally be applied to the most senior class of Notes, as more fully described in the prospectus supplement.

Class A Principal Allocation:
Any principal amounts allocated to the Class A Notes are required to be distributed first, to the
Class A-1 Notes, until their aggregate principal amount has been reduced to zero, second, to the
Class A-2 Notes, until their aggregate principal amount has been reduced to zero, third, to the
Class A-3 Notes, until their aggregate principal amount has been reduced to zero, and fourth, to the
Class A-4 Notes, until their aggregate principal amount has been reduced to zero.

However, on any payment date on which the Overcollateralization Amount has been reduced to zero, and either (i) the aggregate principal amount of the Subordinate Notes has been reduced to zero, or (ii) the aggregate principal amount of the Subordinate Notes is less than or equal to the Principal Deficiency Amount for such Payment Date, any payments of principal to be made on the Class A Notes shall be made to such holders on a pro rata basis, rather than sequentially as described above.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Net Monthly Excess Cashflow and Pledged Prepayment Penalty	With respect to any Payment Date, any Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow shall be paid in the following order of priority:

	(i)	To pay the Extra Principal Payment Amount on the Notes;

	(ii)	To the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, pro rata, any Available Funds Shortfall Amount allocable to such Notes;

	(iii)	To the holders of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, and B-3 Notes, sequentially and in that order, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

	(iv)	To the holders of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, and B-3 Notes, sequentially and in that order, any Deferred Interest allocable to such Notes;

	(v)	To pay any Swap Termination Payment (other than a Priority Swap Termination Payment) owed to the Swap Provider; and

	(vi)	To the holder of the ownership interest in the Issuing Entity.
Monthly Interest Payment Amount:
The “Monthly Interest Payment Amount” for any Payment Date and each class of Notes equals the amount of interest accrued during the related Interest Accrual Period at the related Interest Rate on the principal amount of such class minus, in the case of the Subordinate Notes, the Principal Deficiency Amounts of such class immediately prior to such Payment Date.

Deferred Interest:
With respect to any class of Subordinate Notes for any Payment Date an amount equal to the sum of (i) the aggregate amount of interest accrued at the applicable Interest Rate during the related Interest Accrual Period on the Principal Deficiency Amount for that class, (ii) any amount due pursuant to clause (i) for such class for prior Payment Dates that remains unpaid and (iii) interest accrued during the Interest Accrual Period related to such Payment Date on the amount described in clause (ii) at the related Formula Rate for the most recently ended Interest Accrual Period.

Principal Deficiency Amount:
For any Payment Date, the excess, if any, of the aggregate principal amount of the notes, immediately prior to such Payment Date over the Aggregate Pool Balance as of the first day of the related Due Period. The Principal Deficiency Amount will be allocated among the Subordinate Notes in reverse order of seniority.

Available Funds Shortfall Amount:
The “Available Funds Shortfall Amount” for any class of Notes and Payment Date equals the sum of (i) the excess of the amount that would have been the Monthly Interest Payment Amount for such class of Notes had the Interest Rate for such class of Notes been determined without regard to the Available Funds Cap Rate (but in no event greater than the Fixed Rate Cap) over the actual Monthly Interest Payment Amount paid for such Payment Date, (ii) the excess described in clause (i) for any preceding Payment Date that remains unpaid and (iii) interest on the amount described in clause (ii) at the applicable Interest Rate determined for this purpose without regard to the Available Funds Cap Rate.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Principal Funds:
“Principal Funds” means with respect to any Payment Date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the mortgage loans applied by the Servicer or Master Servicer as applicable during such Prepayment Period, (iii) the principal portion of all net liquidation proceeds and insurance proceeds received during such Prepayment Period, (iv) that portion of the purchase price, representing principal of any repurchased mortgage, deposited to the collection account during such Prepayment Period and (v) the principal portion of any related substitution adjustments deposited in the collection account during such Prepayment Period.

Principal Payment Amount:	The “Principal Payment Amount” means for any Payment Date the sum of the Basic Principal Payment Amount and the Extra Principal Payment Amount.

Basic Principal Payment Amount:
The “Basic Principal Payment Amount” means for any Payment Date the excess of (i) the Principal Funds for such Payment Date over (ii) the Overcollateralization Release Amount, if any, for such Payment Date.

Extra Principal Payment Amount:
The “Extra Principal Payment Amount” with respect to any Payment Date is the lesser of (i) the sum of the Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow for such Payment Date and (ii) the Overcollateralization Deficiency Amount for such Payment Date.

Class A Principal Payment Amount:
With respect to any Payment Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the Principal Payment Amount. With respect to any Payment Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of the Class A aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 52.00% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

Class M-1 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date) and the Class M-1 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 59.90% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

Class M-2 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date) and the Class M-2 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 67.10% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Class M-3 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date) and the Class M-3 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 71.50% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

Class M-4 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date), the Class M-3 aggregate principal amount (after giving effect to payments on that date) and the Class M-4 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 75.70% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

Class M-5 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date), the Class M-3 aggregate principal amount (after giving effect to payments on that date), the Class M-4 aggregate principal amount (after giving effect to payments on that date) and the Class M-5 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 79.50% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

Class M-6 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date), the Class M-3 aggregate principal amount (after giving effect to payments on that date), the Class M-4 aggregate principal amount (after giving effect to payments on that date), the Class M-5 aggregate principal amount (after giving effect to payments on that date) and the Class M-6 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 82.90% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period the Overcollateralization Floor for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Class B-1 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date), the Class M-3 aggregate principal amount (after giving effect to payments on that date), the Class M-4 aggregate principal amount (after giving effect to payments on that date), the Class M-5 aggregate principal amount (after giving effect to payments on that date), the Class M-6 aggregate principal amount (after giving effect to payments on that date) and the Class B-1 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 86.60% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

Class B-2 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date), the Class M-3 aggregate principal amount (after giving effect to payments on that date), the Class M-4 aggregate principal amount (after giving effect to payments on that date), the Class M-5 aggregate principal amount (after giving effect to payments on that date), the Class M-6 aggregate principal amount (after giving effect to payments on that date), the Class B-1 aggregate principal amount (after giving effect to payments on that date) and the Class B-2 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 89.70% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date..

Class B-3 Principal Payment Amount:
With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A aggregate principal amount (after giving effect to payments on that date), the Class M-1 aggregate principal amount (after giving effect to payments on that date), the Class M-2 aggregate principal amount (after giving effect to payments on that date), the Class M-3 aggregate principal amount (after giving effect to payments on that date), the Class M-4 aggregate principal amount (after giving effect to payments on that date), the Class M-5 aggregate principal amount (after giving effect to payments on that date), the Class M-6 aggregate principal amount (after giving effect to payments on that date), the Class B-1 aggregate principal amount (after giving effect to payments on that date), the Class B-2 aggregate principal amount (after giving effect to payments on that date) and the Class B-3 aggregate principal amount immediately prior to such Payment Date over the lesser of (i) approximately 91.60% of the Aggregate Pool Balance as of the last day of the related Due Period and (ii) the Aggregate Pool Balance as of the last day of the related Due Period less the Overcollateralization Floor for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Realized Losses:
“Realized Loss” means, with respect to any defaulted mortgage loan that is liquidated (other than a Non-Recoverable Mortgage Loan), the amount of loss realized equal to the portion of the Principal Amount remaining unpaid after application of all liquidation proceeds and insurance proceeds, if any, net of amounts reimbursable to the Servicer and the Master Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such mortgage loan. All Realized Losses on the mortgage loans will be allocated on each Payment Date, first to the Net Monthly Excess Cashflow and second in reduction of the Overcollateralization Amount. Realized Losses will not result in any reduction of the principal amount of any class of Notes. Realized Losses may result in Principal Deficiency Amounts for any class of Subordinate Notes, beginning with the most subordinate classes. It is possible that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Notes all interest and principal amounts to which such Notes are then entitled and it is likely that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Subordinate Notes all interest and principal amounts to which such Notes are entitled.

Non-Recoverable Mortgage Loan:
A “Non-Recoverable Mortgage Loan” is any Defaulted Mortgage loan as to which the servicer has determined that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds.

Due Period:
A “Due Period” with respect to any Payment Date is the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Prepayment Period:
The “Prepayment Period” for any Payment Date is the period beginning on the day after the determination date in the month immediately preceding the month in which the Payment Date occurs (or in the case of the first Payment Date, the Cut-Off Date) and ending on the determination date of the month in which such Payment Date occurs.

Delinquent Mortgage Loan:	Any mortgage loan that is 60+ Days Delinquent, including in foreclosure, bankruptcy or REO.

Original Loan Sellers:	Saxon Capital, Inc
People’s Choice
Lime Financial Services, Ltd.
Lender’s Direct Capital Corporation
Freedom Mortgage Corporation

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Note Sensitivity Tables*
to 10% Clean-up Call

Class A-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	16.45	1.67	1.23	1.00	0.85	0.73	0.65
MDUR (yr)	10.10	1.56	1.17	0.96	0.81	0.71	0.63
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	299	41	27	23	20	17	14

Class A-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	25.89	3.93	2.58	2.00	1.75	1.51	1.31
MDUR (yr)	13.61	3.49	2.38	1.88	1.65	1.43	1.25
First Prin Pay	299	41	27	23	20	17	14
Last Prin Pay	326	57	36	27	23	21	18

Class A-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.20	8.24	5.42	3.50	2.20	1.90	1.70
MDUR (yr)	14.24	6.42	4.57	3.10	2.05	1.78	1.60
First Prin Pay	326	57	36	27	23	21	18
Last Prin Pay	359	160	106	77	33	26	23

Class A-4 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.88	13.29	8.79	6.38	3.08	2.23	1.92
MDUR (yr)	14.22	9.23	6.84	5.29	2.78	2.07	1.80
First Prin Pay	359	160	106	77	33	26	23
Last Prin Pay	359	160	106	77	59	29	24

* Assume 100% of prepayment penalties are collected

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Note Sensitivity Tables*
to 10% Clean-up Call

Class M-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.77	4.86	4.88	3.52	2.47
MDUR (yr)	13.97	6.60	4.77	4.17	4.20	3.15	2.27
First Prin Pay	316	50	39	48	59	29	24
Last Prin Pay	359	160	106	77	59	47	35

Class M-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.76	4.66	4.81	3.88	2.88
MDUR (yr)	13.96	6.60	4.76	4.02	4.16	3.43	2.62
First Prin Pay	316	50	38	44	55	47	35
Last Prin Pay	359	160	106	77	59	47	35

Class M-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.76	4.56	4.44	3.71	2.85
MDUR (yr)	13.93	6.59	4.75	3.93	3.87	3.30	2.59
First Prin Pay	316	50	38	43	50	42	33
Last Prin Pay	359	160	106	77	59	47	35

Class M-4 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.76	4.51	4.21	3.46	2.64
MDUR (yr)	13.83	6.57	4.74	3.89	3.69	3.10	2.42
First Prin Pay	316	50	37	41	47	39	30
Last Prin Pay	359	160	106	77	59	47	35

Class M-5 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.75	4.47	4.05	3.30	2.48
MDUR (yr)	13.80	6.57	4.73	3.85	3.56	2.96	2.28
First Prin Pay	316	50	37	40	44	37	28
Last Prin Pay	359	160	106	77	59	47	35

Class M-6 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.75	4.44	3.94	3.19	2.39
MDUR (yr)	13.73	6.55	4.73	3.82	3.47	2.87	2.21
First Prin Pay	316	50	37	40	43	35	27
Last Prin Pay	359	160	106	77	59	47	35

* Assume 100% of prepayment penalties are collected

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Note Sensitivity Tables*
to 10% Clean-up Call

Class B-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.75	4.41	3.85	3.10	2.33
MDUR (yr)	13.16	6.43	4.66	3.76	3.36	2.78	2.14
First Prin Pay	316	50	37	39	41	33	26
Last Prin Pay	359	160	106	77	59	47	35

Class B-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.75	4.39	3.78	3.03	2.32
MDUR (yr)	12.81	6.36	4.63	3.72	3.29	2.70	2.12
First Prin Pay	316	50	37	38	40	32	26
Last Prin Pay	359	160	106	77	59	47	35

Class B-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.07	8.70	5.75	4.38	3.73	2.99	2.27
MDUR (yr)	11.48	6.05	4.46	3.61	3.17	2.61	2.04
First Prin Pay	316	50	37	38	39	32	25
Last Prin Pay	359	160	106	77	59	47	35

* Assume 100% of prepayment penalties are collected

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Note Sensitivity Tables*
to Maturity

Class A-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	16.45	1.67	1.23	1.00	0.85	0.73	0.65
MDUR (yr)	10.10	1.56	1.17	0.96	0.81	0.71	0.63
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	299	41	27	23	20	17	14

Class A-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	25.89	3.93	2.58	2.00	1.75	1.51	1.31
MDUR (yr)	13.61	3.49	2.38	1.88	1.65	1.43	1.25
First Prin Pay	299	41	27	23	20	17	14
Last Prin Pay	326	57	36	27	23	21	18

Class A-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.20	8.26	5.44	3.52	2.20	1.90	1.70
MDUR (yr)	14.24	6.43	4.58	3.11	2.05	1.78	1.60
First Prin Pay	326	57	36	27	23	21	18
Last Prin Pay	359	173	115	84	33	26	23

Class A-4 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.99	19.06	13.14	9.69	3.80	2.23	1.92
MDUR (yr)	14.24	11.39	9.04	7.28	3.24	2.07	1.80
First Prin Pay	359	173	115	84	33	26	23
Last Prin Pay	361	330	246	187	147	29	24

* Assume 100% of prepayment penalties are collected

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Note Sensitivity Tables*
to Maturity
Class M-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.64	6.46	5.38	7.27	5.76	4.16
MDUR (yr)	13.98	6.96	5.12	4.49	5.84	4.74	3.55
First Prin Pay	316	50	39	48	67	29	24
Last Prin Pay	361	297	213	159	126	119	98

Class M-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.62	6.44	5.17	5.37	4.62	3.84
MDUR (yr)	13.96	6.95	5.11	4.33	4.54	4.00	3.40
First Prin Pay	316	50	38	44	55	47	38
Last Prin Pay	361	287	204	152	119	95	77

Class M-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.59	6.41	5.06	4.84	4.02	3.17
MDUR (yr)	13.93	6.93	5.10	4.24	4.14	3.53	2.85
First Prin Pay	316	50	38	43	50	42	33
Last Prin Pay	361	277	195	145	113	90	73

Class M-4 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.57	6.39	4.99	4.59	3.76	2.91
MDUR (yr)	13.84	6.90	5.07	4.18	3.95	3.32	2.63
First Prin Pay	316	50	37	41	47	39	30
Last Prin Pay	361	269	188	139	108	87	70

Class M-5 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.53	6.36	4.93	4.41	3.58	2.74
MDUR (yr)	13.81	6.89	5.05	4.14	3.81	3.17	2.49
First Prin Pay	316	50	37	40	44	37	28
Last Prin Pay	361	259	180	133	104	83	67

Class M-6 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.49	6.32	4.87	4.28	3.45	2.63
MDUR (yr)	13.73	6.86	5.03	4.09	3.70	3.06	2.39
First Prin Pay	316	50	37	40	43	35	27
Last Prin Pay	361	249	172	127	99	79	63

* Assume 100% of prepayment penalties are collected

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Note Sensitivity Tables*\
to Maturity

Class B-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.43	6.28	4.80	4.16	3.35	2.55
MDUR (yr)	13.17	6.71	4.94	4.00	3.57	2.95	2.31
First Prin Pay	316	50	37	39	41	33	26
Last Prin Pay	361	239	164	121	93	74	59

Class B-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.33	6.20	4.73	4.05	3.24	2.51
MDUR (yr)	12.81	6.59	4.86	3.93	3.47	2.85	2.27
First Prin Pay	316	50	37	38	40	32	26
Last Prin Pay	361	224	152	112	86	69	54

Class B-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.09	9.21	6.11	4.65	3.95	3.15	2.42
MDUR (yr)	11.49	6.22	4.64	3.76	3.31	2.73	2.16
First Prin Pay	316	50	37	38	39	32	25
Last Prin Pay	361	207	140	102	79	63	49

* Assume 100% of prepayment penalties are collected

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Available Funds Cap Rate Schedule

	Available Funds		Available Funds
Payment Date	Cap Rate (%)(1)(2)	Payment Date	Cap Rate (%)(1)(2)
1	12.25	40	12.25
2	12.25	41	12.25
3	12.25	42	12.25
4	12.25	43	12.25
5	12.25	44	12.25
6	12.25	45	12.25
7	12.25	46	12.25
8	12.25	47	11.69
9	12.25	48	11.85
10	12.25	49	12.08
11	12.25	50	11.73
12	12.25	51	12.10
13	12.25	52	11.69
14	12.25	53	11.70
15	12.25	54	12.25
16	12.25	55	11.83
17	12.25	56	12.25
18	12.25	57	11.83
19	12.25	58	12.21
20	12.25	59	11.79
21	12.25	60	11.78
22	12.25	61	12.15
23	12.25	62	11.75
24	12.25	63	12.12
25	12.25	64	11.71
26	12.25	65	11.69
27	12.25	66	12.25
28	12.25	67	11.65
29	12.25	68	12.02
30	12.25	69	11.61
31	12.25	70	11.97
32	12.25	71	11.57
33	12.25	72	11.55
34	12.25	73	11.91
35	12.25	74	11.51
36	12.25	75	11.87
37	12.25	76	11.46
38	12.25	77	11.44
39	12.25

(1)	Available Funds Cap Rate subject to the Fixed Rate Cap of 12.25%.
(2)	Assumes no losses, Pricing Prepayment Speed, 10% Clean-Up Call and 1 month LIBOR and 6 month LIBOR increase instantly to and remain constant at 20.000%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Swap Schedule

Period	Notional ($)	Period	Notional ($)
1	857,442,224.47	25	354,547,046.09
2	844,874,889.32	26	315,078,058.71
3	1,072,502,664.92	27	274,406,648.45
4	1,051,688,767.54	28	254,971,838.95
5	1,027,937,138.98	29	213,624,716.57
6	1,001,335,170.19	30	172,981,516.40
7	972,057,313.38	31	158,031,603.22
8	940,263,503.70	32	142,535,149.87
9	906,250,821.37	33	136,222,229.59
10	870,493,726.18	34	130,408,668.49
11	833,705,667.23	35	124,865,015.77
12	796,759,982.15	36	119,406,154.43
13	760,966,651.92	37	114,376,707.07
14	726,499,501.40	38	109,505,522.86
15	693,617,928.62	39	104,603,418.82
16	662,250,664.18	40	100,037,411.19
17	632,236,082.55	41	90,170,270.14
18	603,617,370.47	42	72,881,302.80
19	575,047,888.69	43	68,494,935.31
20	544,648,227.17	44	62,221,944.36
21	515,602,109.83	45	60,074,557.87
22	480,100,509.48	46	58,048,154.39
23	435,021,866.23	47	-
24	393,371,838.52

Excess Spread (1,2)

Period	FWD 1M LIBOR (%)(3)	FWD 6M LIBOR (%)(3)	STATIC LIBOR (%)(3)	FORWARD LIBOR (%)(3)	Period	FWD 1M LIBOR (%)(3)	FWD 6M LIBOR (%)(3)	STATIC LIBOR (%)(3)	FORWARD LIBOR (%)(3)
1	5.36	5.40	3.97	3.97	40	4.87	4.94	4.44	4.51
2	5.36	5.35	1.33	1.33	41	4.88	4.95	4.44	4.52
3	5.38	5.31	3.12	3.12	42	4.89	4.96	4.88	4.92
4	5.30	5.26	3.18	3.18	43	4.89	4.97	4.47	4.54
5	5.28	5.21	3.25	3.25	44	4.90	4.98	4.62	4.67
6	5.25	5.15	3.34	3.34	45	4.91	4.98	4.48	4.53
7	5.17	5.09	3.38	3.39	46	4.92	4.99	4.61	4.65
8	5.12	5.03	3.46	3.46	47	4.93	5.00	4.39	4.53
9	5.08	4.98	3.51	3.52	48	4.94	5.00	4.38	4.53
10	5.00	4.92	3.57	3.58	49	4.94	5.01	4.40	4.53
11	4.95	4.88	3.48	3.50	50	4.95	5.01	4.22	4.36
12	4.89	4.84	3.47	3.50	51	4.95	5.01	4.38	4.51
13	4.85	4.81	3.48	3.53	52	4.96	5.02	4.20	4.34
14	4.80	4.78	3.46	3.51	53	4.96	5.02	4.19	4.33
15	4.76	4.76	3.48	3.55	54	4.96	5.03	4.71	4.82
16	4.74	4.75	3.45	3.53	55	4.97	5.03	4.17	4.32
17	4.72	4.74	3.45	3.54	56	4.97	5.04	4.34	4.47
18	4.70	4.74	3.54	3.64	57	4.98	5.04	4.15	4.29
19	4.69	4.74	3.47	3.58	58	4.98	5.05	4.32	4.44
20	4.69	4.74	3.62	3.73	59	4.99	5.06	4.13	4.27
21	4.69	4.74	3.69	3.83	60	4.99	5.06	4.13	4.27
22	4.68	4.75	4.05	4.17	61	5.00	5.07	4.29	4.42
23	4.69	4.76	4.17	4.29	62	5.01	5.07	4.11	4.25
24	4.69	4.77	4.44	4.52	63	5.01	5.08	4.27	4.40
25	4.70	4.78	4.54	4.63	64	5.02	5.08	4.09	4.22
26	4.71	4.78	4.50	4.59	65	5.02	5.09	4.08	4.21
27	4.73	4.79	4.48	4.59	66	5.03	5.10	4.42	4.53
28	4.74	4.80	4.41	4.52	67	5.03	5.10	4.06	4.19
29	4.75	4.81	4.41	4.53	68	5.04	5.11	4.22	4.34
30	4.75	4.82	4.78	4.86	69	5.04	5.11	4.03	4.16
31	4.74	4.83	4.22	4.34	70	5.05	5.12	4.20	4.31
32	4.75	4.85	4.36	4.46	71	5.06	5.12	4.01	4.14
33	4.77	4.86	4.25	4.36	72	5.06	5.13	4.00	4.13
34	4.80	4.88	4.38	4.46	73	5.06	5.13	4.16	4.28
35	4.82	4.89	4.29	4.38	74	5.07	5.14	3.98	4.10
36	4.83	4.90	4.57	4.63	75	5.07	5.14	4.14	4.25
37	4.83	4.91	4.69	4.74	76	5.08	5.14	3.95	4.07
38	4.84	4.92	4.48	4.55	77	5.08	5.15	3.94	4.06
39	4.86	4.93	4.56	4.62

(1)	Assumes the Pricing Prepayment Speed.
(2)
Calculated as (a) interest collections on the collateral (net of the trust administrations, master servicing, servicing and Mortgage Insurance fees) plus Pledged Prepayment Penalty Cashflow, plus or minus net swap proceeds, less total interest on the Offered Notes (before payments of any Available Funds Shortfall Amount) divided by (b) collateral balance as of the beginning of the period and multiplied by 12.

(3)	Approximate (rounded to two decimals).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Breakeven Losses

Class	M1	M2	M3	M4	M5	M6
Rating (M/S)	Aa1/AA+	Aa2/AA+	Aa3/AA	A1/AA-	A2/A+	A3/A

Loss Severity	30%	30%	30%	30%	30%	30%
CDR	56.32	42.84	36.09	30.49	26.00	22.36
Collateral Loss	22.53%	19.68%	17.92%	16.23%	14.70%	13.31%

Loss Severity	40%	40%	40%	40%	40%	40%
CDR	35.75	28.41	24.50	21.11	18.31	15.96
Collateral Loss	23.76%	20.73%	18.86%	17.07%	15.46%	13.99%

Loss Severity	50%	50%	50%	50%	50%	50%
CDR	26.06	21.18	18.50	16.11	14.10	12.40
Collateral Loss	24.53%	21.39%	19.46%	17.61%	15.93%	14.43%

Class	B1	B2	B3
Rating (M/S)	Baa1/A-	Baa2/BBB+	Baa3/BBB

Loss Severity	30%	30%	30%
CDR	18.74	16.01	14.68
Collateral Loss	11.78%	10.52%	9.86%

Loss Severity	40%	40%	40%
CDR	13.56	11.72	10.83
Collateral Loss	12.37%	11.04%	10.37%

Loss Severity	50%	50%	50%
CDR	10.62	9.24	8.58
Collateral Loss	12.75%	11.38%	10.70%

Assumptions

Forward LIBOR
Pricing Speed
P&I Advances
12 Month Recovery Lag
Triggers fail
Defaults are in addition to prepayments
Run to Maturity
Break is first dollar of principal loss

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Mortgage Loans Collateral Summary

Aggregate Mortgage Loans
As of the Cut-Off Date

Total Outstanding Balance	$876,095,123
Number of Loans	4,634

	Average	Minimum	Maximum
Original Loan Amount	$189,188	$13,700	$1,500,000
Outstanding Principal Balance	$189,058	$13,677	$1,500,000

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.550%	5.875%	13.950%
Gross Margin	6.345%	3.328%	9.990%
Initial Periodic Rate Cap	2.978%	1.000%	3.000%
Periodic Rate Cap	1.003%	1.000%	1.500%
Minimum Mortgage Rate	6.961%	2.950%	11.990%
Maximum Mortgage Rate	14.518%	11.875%	19.2000%
Months to Roll	27	2	61
Combined Original LTV	79.92%	11.52%	100.00%
Original LTV	77.32%	10.00%	100.00%
Credit Score	613	481	806
Original Term	358	120	480
Remaining Term	356	84	480
Seasoning	2	0	96

Top Property State Concentrations	CA(19.20%), MD(13.41%), FL(11.65%)
Maximum Zip Code Concentration	20744(0.56%), 20748(0.44%), 20774(0.42%)

		Earliest	Latest
First Payment Date		October 1, 1998	November 1, 2006
Maturity Date		September 1, 2013	October 1, 2046
First Lien	96.74%
Second Lien	3.26%

* All weighted average credit scores are non-zero weighted averages
* Combined Original LTV is the loan-to-value ratio for the 1st liens and the combined loan-to-value ratio for the 2nd liens
* Original LTV is the is the loan-to-value ratio for the 1st liens and the loan-to-value ratio for the 2nd liens
* The Weighted Average Combined Original LTV in the last column of each of the following tables is based on the loan-to-value ratio for 1st liens and combined loan-to-value ratio for 2nd liens

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Original Sellers of the Mortgage Loans

Original Seller	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Saxon	3,713	706,132,024.05	80.60	8.628	605	190,178.30	79.32
Peoples Choice	650	104,951,468.53	11.98	8.337	661	161,463.80	83.58
Lime Financial	121	31,636,333.77	3.61	7.812	641	261,457.30	79.98
Lenders Direct	119	23,999,194.63	2.74	8.333	639	201,673.90	81.24
Freedom Mortgage	31	9,376,101.57	1.07	8.159	573	302,454.89	81.10
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Current Scheduled Principal Balance of the Mortgage Loans

Remaining Scheduled Principal Balances of the Mortgage Loans ($)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Less than 50,000.00	275	9,818,956.16	1.12	11.266	629	35,705.30	90.75
50,000.01 - 100,000.00	1,016	77,429,112.73	8.84	9.779	606	76,209.76	81.08
100,000.01 - 150,000.00	999	124,914,412.61	14.26	9.098	604	125,039.45	80.26
150,000.01 - 200,000.00	680	119,040,271.07	13.59	8.532	607	175,059.22	79.23
200,000.01 - 250,000.00	500	112,650,165.85	12.86	8.254	605	225,300.33	78.17
250,000.01 - 300,000.00	375	102,821,751.15	11.74	8.272	614	274,191.34	78.93
300,000.01 - 350,000.00	255	82,444,593.41	9.41	8.100	616	323,312.13	79.27
350,000.01 - 400,000.00	180	67,539,023.40	7.71	8.034	622	375,216.80	81.94
400,000.01 - 450,000.00	125	53,130,363.26	6.06	8.210	621	425,042.91	79.06
450,000.01 - 500,000.00	100	47,657,155.30	5.44	8.123	621	476,571.55	80.74
500,000.01 - 550,000.00	50	26,294,662.41	3.00	8.089	636	525,893.25	82.63
550,000.01 - 600,000.00	30	17,262,145.98	1.97	8.113	643	575,404.87	81.35
600,000.01 - 650,000.00	18	11,245,517.29	1.28	8.966	618	624,750.96	84.19
650,000.01 - 700,000.00	12	8,069,040.80	0.92	8.397	622	672,420.07	81.38
700,000.01 - 750,000.00	8	5,817,575.29	0.66	8.560	641	727,196.91	81.50
750,000.01 - 800,000.00	5	3,918,158.70	0.45	7.829	638	783,631.74	77.50
800,000.01 - 850,000.00	2	1,632,500.00	0.19	8.605	602	816,250.00	72.53
900,000.01 - 950,000.00	1	936,574.08	0.11	9.500	723	936,574.08	75.00
950,000.01 - 1,000,000.00	2	1,973,143.06	0.23	8.302	624	986,571.53	75.97
Greater than 1,000,000.00	1	1,500,000.00	0.17	10.550	676	1,500,000.00	39.47
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Original Scheduled Principal Balance of the Mortgage Loans

Original Scheduled Principal Balances of the Mortgage Loans ($)	Number of Mortgage Loans	Total Original Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Less than 50,000.00	275	9,818,956.16	1.12	11.266	629	35,705.30	90.75
50,000.01 - 100,000.00	1,016	77,429,112.73	8.84	9.779	606	76,209.76	81.08
100,000.01 - 150,000.00	998	124,767,912.61	14.24	9.098	604	125,017.95	80.28
150,000.01 - 200,000.00	681	119,186,771.07	13.60	8.533	607	175,017.28	79.21
200,000.01 - 250,000.00	500	112,650,165.85	12.86	8.254	605	225,300.33	78.17
250,000.01 - 300,000.00	375	102,821,751.15	11.74	8.272	614	274,191.34	78.93
300,000.01 - 350,000.00	253	81,744,760.67	9.33	8.099	616	323,101.82	79.20
350,000.01 - 400,000.00	182	68,238,856.14	7.79	8.036	622	374,938.77	81.99
400,000.01 - 450,000.00	125	53,130,363.26	6.06	8.210	621	425,042.91	79.06
450,000.01 - 500,000.00	100	47,657,155.30	5.44	8.123	621	476,571.55	80.74
500,000.01 - 550,000.00	50	26,294,662.41	3.00	8.089	636	525,893.25	82.63
550,000.01 - 600,000.00	30	17,262,145.98	1.97	8.113	643	575,404.87	81.35
600,000.01 - 650,000.00	18	11,245,517.29	1.28	8.966	618	624,750.96	84.19
650,000.01 - 700,000.00	12	8,069,040.80	0.92	8.397	622	672,420.07	81.38
700,000.01 - 750,000.00	8	5,817,575.29	0.66	8.560	641	727,196.91	81.50
750,000.01 - 800,000.00	5	3,918,158.70	0.45	7.829	638	783,631.74	77.50
800,000.01 - 850,000.00	2	1,632,500.00	0.19	8.605	602	816,250.00	72.53
900,000.01 - 950,000.00	1	936,574.08	0.11	9.500	723	936,574.08	75.00
950,000.01 - 1,000,000.00	2	1,973,143.06	0.23	8.302	624	986,571.53	75.97
Greater than 1,000,000.00	1	1,500,000.00	0.17	10.550	676	1,500,000.00	39.47
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Seasoning of the Mortgage Loans

Seasoning of the Mortgage Loans (in months)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
0	1,429	266,083,874.37	30.37	8.727	604	186,202.85	78.96
1	1,158	218,121,717.15	24.90	8.596	605	188,360.72	78.76
2	1,152	246,449,987.28	28.13	8.361	609	213,932.28	80.11
3	159	30,829,216.12	3.52	8.834	617	193,894.44	80.19
4	398	64,095,083.80	7.32	8.453	656	161,042.92	83.93
5	267	42,764,639.97	4.88	8.303	664	160,167.19	83.79
6	10	1,710,575.31	0.20	8.539	692	171,057.53	83.63
7	5	516,908.99	0.06	9.569	597	103,381.80	83.24
8 or greater	56	5,523,119.56	0.63	8.079	643	98,627.14	84.83
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Original Term of the Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
109 - 120	3	173,665.49	0.02	9.009	675	57,888.50	78.56
133 - 144	1	103,500.00	0.01	8.600	571	103,500.00	49.76
169 - 180	68	5,706,531.85	0.65	9.847	617	83,919.59	74.81
229 - 240	180	11,338,851.70	1.29	10.933	628	62,993.62	91.89
289 - 300	10	1,117,846.24	0.13	8.928	601	111,784.62	80.21
349 - 360	4,353	853,781,735.81	97.45	8.509	613	196,136.40	79.79
469 - 480	19	3,872,991.46	0.44	8.705	609	203,841.66	81.65
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Current Mortgage Interest Rates of the Mortgage Loans

Current Mortgage Rates of the Mortgage Loans (%)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
5.001 - 6.000	9	2,603,787.24	0.30	5.933	652	289,309.69	74.69
6.001 - 7.000	321	88,679,615.41	10.12	6.757	644	276,260.48	76.36
7.001 - 8.000	1,159	280,279,594.49	31.99	7.612	631	241,828.81	76.57
8.001 - 9.000	1,155	233,923,032.70	26.70	8.554	607	202,530.76	80.06
9.001 - 10.000	945	159,870,304.79	18.25	9.550	588	169,174.93	82.54
10.001 - 11.000	529	69,584,967.99	7.94	10.515	585	131,540.58	83.85
11.001 - 12.000	328	29,735,600.92	3.39	11.477	609	90,657.32	91.80
12.001 - 13.000	169	10,356,422.85	1.18	12.374	619	61,280.61	96.67
13.001 - 14.000	19	1,061,796.16	0.12	13.406	593	55,884.01	97.48
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
10.01 - 15.00	3	201,960.18	0.02	8.616	609	67,320.06	12.33
15.01 - 20.00	3	244,906.32	0.03	8.711	562	81,635.44	17.97
20.01 - 25.00	15	1,075,482.62	0.12	8.787	589	71,698.84	22.99
25.01 - 30.00	11	1,539,979.72	0.18	9.104	596	139,998.16	26.79
30.01 - 35.00	14	1,701,292.55	0.19	8.634	595	121,520.90	31.99
35.01 - 40.00	20	3,775,416.37	0.43	9.191	625	188,770.82	38.22
40.01 - 45.00	34	4,319,686.00	0.49	8.175	596	127,049.59	42.42
45.01 - 50.00	54	8,081,798.21	0.92	8.286	594	149,662.93	48.14
50.01 - 55.00	84	14,389,139.24	1.64	8.324	597	171,299.28	53.01
55.01 - 60.00	121	22,685,732.61	2.59	8.535	578	187,485.39	57.80
60.01 - 65.00	202	38,315,127.43	4.37	8.134	590	189,678.85	63.19
65.01 - 70.00	247	50,815,457.41	5.80	8.208	591	205,730.60	68.54
70.01 - 75.00	355	75,935,616.00	8.67	8.183	596	213,903.14	73.96
75.01 - 80.00	1,555	333,909,946.99	38.11	8.100	628	214,733.08	79.69
80.01 - 85.00	458	97,197,563.67	11.09	8.786	593	212,221.75	84.37
85.01 - 90.00	545	109,845,385.45	12.54	8.804	611	201,551.17	89.61
90.01 - 95.00	260	51,744,676.02	5.91	9.087	618	199,017.98	94.75
95.01 - 100.00	653	60,315,955.76	6.88	10.821	640	92,367.47	99.94
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Remaining Scheduled Terms to Maturity of the Mortgage Loans

Remaining Months to Maturity of the Mortgage Loans (in months)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
73 - 84	1	17,209.88	0.00	10.125	777	17,209.88	68.80
109 - 120	3	173,665.49	0.02	9.009	675	57,888.50	78.56
133 - 144	1	103,500.00	0.01	8.600	571	103,500.00	49.76
157 - 168	3	148,507.17	0.02	8.664	636	49,502.39	86.78
169 - 180	64	5,540,814.80	0.63	9.878	616	86,575.23	74.51
205 - 216	2	40,466.67	0.00	12.050	635	20,233.34	94.63
217 - 228	11	405,326.18	0.05	10.955	654	36,847.83	98.36
229 - 240	167	10,893,058.85	1.24	10.928	627	65,227.90	91.64
289 - 300	10	1,117,846.24	0.13	8.928	601	111,784.62	80.21
325 - 336	1	152,410.20	0.02	7.625	664	152,410.20	95.00
337 - 348	14	2,139,594.09	0.24	7.070	624	152,828.15	81.53
349 - 360	4,338	851,489,731.52	97.19	8.513	613	196,286.25	79.79
469 - 480	19	3,872,991.46	0.44	8.705	609	203,841.66	81.65
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Gross Margin of the Mortgage Loans

Gross Margins of ARMs Only (%)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
3.001 - 3.500	3	841,673.97	0.12	7.890	647	280,557.99	86.53
3.501 - 4.000	10	2,277,117.13	0.34	7.838	630	227,711.71	75.71
4.001 - 4.500	57	13,147,975.48	1.94	7.852	613	230,666.24	75.34
4.501 - 5.000	77	20,664,253.57	3.06	7.346	625	268,366.93	76.21
5.001 - 5.500	296	71,273,397.05	10.54	7.666	621	240,788.50	76.92
5.501 - 6.000	736	179,008,312.89	26.47	7.779	642	243,217.82	78.70
6.001 - 6.500	771	167,166,002.58	24.72	8.698	599	216,817.12	80.38
6.501 - 7.000	375	75,349,336.16	11.14	8.816	598	200,931.56	79.68
7.001 - 7.500	347	65,436,148.15	9.68	9.224	593	188,576.80	82.07
7.501 - 8.000	260	47,718,681.27	7.06	9.508	572	183,533.39	83.05
8.001 - 8.500	114	23,370,036.46	3.46	9.521	589	205,000.32	85.50
8.501 - 9.000	28	5,456,138.32	0.81	9.788	600	194,862.08	87.72
9.001 - 9.500	20	3,284,069.61	0.49	10.736	598	164,203.48	92.59
9.501 - 10.000	11	1,220,777.95	0.18	11.401	568	110,979.81	94.47
Total:	3,105	676,213,920.59	100.00	8.457	611	217,782.26	79.93

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Maximum Lifetime Mortgage Interest Rates of the Mortgage Loans

Maximum Lifetime Mortgage Interest Rates of ARMs Only (%)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
11.501 - 12.000	9	2,603,787.24	0.39	5.933	652	289,309.69	74.69
12.001 - 12.500	54	15,342,630.12	2.27	6.331	650	284,122.78	77.31
12.501 - 13.000	163	44,844,615.45	6.63	6.839	637	275,120.34	76.73
13.001 - 13.500	299	78,236,357.18	11.57	7.305	635	261,660.06	77.52
13.501 - 14.000	526	133,122,809.65	19.69	7.752	626	253,085.19	77.87
14.001 - 14.500	387	93,116,599.37	13.77	8.232	615	240,611.37	80.18
14.501 - 15.000	495	102,852,683.16	15.21	8.696	604	207,783.20	80.52
15.001 - 15.500	332	64,527,630.01	9.54	9.237	592	194,360.33	81.58
15.501 - 16.000	385	70,536,868.44	10.43	9.683	585	183,212.65	82.37
16.001 - 16.500	185	29,554,695.98	4.37	10.206	578	159,755.11	84.03
16.501 - 17.000	167	26,798,043.73	3.96	10.657	584	160,467.33	83.11
17.001 - 17.500	55	7,926,921.41	1.17	11.240	572	144,125.84	87.46
17.501 - 18.000	35	5,243,777.88	0.78	11.719	556	149,822.23	86.16
18.001 - 18.500	5	740,340.53	0.11	12.272	566	148,068.11	83.91
18.501 - 19.000	7	716,160.44	0.11	12.274	531	102,308.63	79.09
19.001 - 19.500	1	50,000.00	0.01	13.200	543	50,000.00	47.62
Total:	3,105	676,213,920.59	100.00	8.457	611	217,782.26	79.93

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Minimum Lifetime Mortgage Interest Rates of the Mortgage Loans

Minimum Lifetime Mortgage Interest Rates of ARMs Only (%)	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
2.501 - 3.000	1	583,598.18	0.09	8.950	602	583,598.18	77.81
3.001 - 3.500	2	538,197.63	0.08	7.379	677	269,098.82	81.75
3.501 - 4.000	8	1,780,770.46	0.26	7.753	635	222,596.31	73.89
4.001 - 4.500	54	12,403,407.23	1.83	7.906	612	229,692.73	75.06
4.501 - 5.000	55	14,558,050.96	2.15	7.446	612	264,691.84	75.92
5.001 - 5.500	233	55,462,171.92	8.20	7.699	611	238,035.07	76.41
5.501 - 6.000	271	65,454,145.24	9.68	7.794	618	241,528.21	76.62
6.001 - 6.500	658	146,410,484.03	21.65	8.581	602	222,508.33	80.11
6.501 - 7.000	382	90,408,112.79	13.37	8.141	616	236,670.45	79.81
7.001 - 7.500	394	87,988,269.93	13.01	8.433	620	223,320.48	80.77
7.501 - 8.000	408	86,773,693.76	12.83	8.588	612	212,680.62	81.43
8.001 - 8.500	210	43,921,958.97	6.50	8.888	611	209,152.19	83.15
8.501 - 9.000	129	25,582,346.81	3.78	9.132	614	198,312.77	82.69
9.001 - 9.500	86	15,118,205.96	2.24	9.695	613	175,793.09	83.58
9.501 - 10.000	110	16,451,953.65	2.43	9.937	592	149,563.22	82.26
10.001 -10.500	37	4,663,010.28	0.69	10.373	597	126,027.30	83.14
10.501 - 11.000	43	4,679,199.91	0.69	10.793	587	108,818.60	79.49
11.001 - 11.500	13	1,837,855.22	0.27	11.342	569	141,373.48	78.87
11.501 - 12.000	11	1,598,487.66	0.24	11.846	563	145,317.06	85.22
Total:	3,105	676,213,920.59	100.00	8.457	611	217,782.26	79.93

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Next Interest Rate Adjustment Date of the Mortgage Loans

Next Interest Rate Adjustment Date of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
November 2006	1	94,308.87	0.01	7.875	512	94,308.87	85.00
April 2007	1	142,504.81	0.02	6.800	562	142,504.81	74.97
July 2007	3	514,885.15	0.08	6.984	641	171,628.38	90.03
August 2007	1	208,050.00	0.03	6.349	665	208,050.00	95.00
November 2007	4	945,361.42	0.14	7.379	698	236,340.36	80.00
January 2008	2	177,936.83	0.03	8.360	627	88,968.42	75.01
February 2008	6	935,305.37	0.14	8.013	619	155,884.23	80.00
March 2008	4	1,025,925.27	0.15	7.929	709	256,481.32	80.00
April 2008	129	32,785,030.54	4.85	7.568	664	254,147.52	79.93
May 2008	191	48,421,392.20	7.16	7.821	658	253,515.14	80.67
June 2008	58	15,108,118.98	2.23	8.459	616	260,484.81	79.62
July 2008	601	132,453,931.89	19.59	8.417	607	220,389.24	80.13
August 2008	406	86,242,835.80	12.75	8.843	596	212,420.78	79.70
September 2008	397	81,876,146.04	12.11	8.902	595	206,237.14	80.65
October 2008	95	21,548,421.00	3.19	8.923	594	226,825.48	80.15
November 2008	2	412,730.18	0.06	7.892	619	206,365.09	80.34
January 2009	2	296,274.64	0.04	8.577	549	148,137.32	82.11
March 2009	1	371,330.99	0.05	7.900	641	371,330.99	80.00
April 2009	3	728,374.35	0.11	7.539	645	242,791.45	79.78
May 2009	17	3,721,160.08	0.55	7.385	632	218,891.77	79.78
June 2009	67	10,746,377.30	1.59	9.233	610	160,393.69	80.74
July 2009	399	85,759,556.25	12.68	8.228	607	214,936.23	80.42
August 2009	342	69,285,783.37	10.25	8.434	607	202,590.01	79.10
September 2009	300	64,673,665.63	9.56	8.669	603	215,578.89	78.59
October 2009	53	12,212,318.00	1.81	8.156	613	230,421.09	79.18
April 2011	3	725,090.16	0.11	7.468	670	241,696.72	80.00
May 2011	2	391,231.38	0.06	8.064	623	195,615.69	74.22
July 2011	2	775,099.52	0.11	6.580	619	387,549.76	76.61
August 2011	2	534,267.57	0.08	8.337	691	267,133.79	83.63
September 2011	9	2,798,107.00	0.41	8.390	646	310,900.78	82.58
October 2011	2	302,400.00	0.04	7.209	664	151,200.00	49.75
Total:	3,105	676,213,920.59	100.00	8.457	611	217,782.26	79.93

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Occupancy Type of the Mortgaged Premises of the Mortgage Loans

Occupancy Status of the Loans	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Primary	4,386	835,587,413.53	95.38	8.513	612	190,512.41	80.04
Investment	233	36,186,691.39	4.13	9.327	647	155,307.69	76.97
Second Home	15	4,321,017.63	0.49	9.267	670	288,067.84	82.19
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Origination Program of the Mortgage Loans

Origination Program	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Full Documentation	2,904	489,006,463.27	55.82	8.473	601	168,390.66	80.45
Stated Documentation	1,452	320,130,589.08	36.54	8.704	632	220,475.61	78.95
12 Months Bank Statements	177	42,278,682.83	4.83	8.414	607	238,862.61	82.63
Limited Documentation	101	24,679,387.37	2.82	8.333	625	244,350.37	77.45
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Refinance - Cashout	2,979	591,062,888.39	67.47	8.472	601	198,409.83	77.91
Purchase	1,486	256,884,245.95	29.32	8.727	642	172,869.61	84.53
Refinance - Rate Term	169	28,147,988.21	3.21	8.589	603	166,556.14	80.18
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Index Type of the Mortgage Loans

Index Type	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Fixed Rate	1,529	199,881,201.96	22.82	8.865	621	130,726.75	79.89
Libor - 6 Month	3,105	676,213,920.59	77.18	8.457	611	217,782.26	79.93
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Property Type of the Mortgage Loans

Property Types of the Loans	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Single Family Detach	3,476	632,632,156.01	72.21	8.576	611	182,000.04	79.71
Planned Unit Dev.	561	129,873,142.59	14.82	8.466	614	231,502.93	81.56
Low Rise Condo	259	42,680,981.18	4.87	8.500	632	164,791.43	79.92
Two to Four Family	172	40,715,660.43	4.65	8.442	632	236,718.96	78.96
Single Family Attach	87	16,705,373.86	1.91	8.439	597	192,015.79	75.12
Townhouse	51	8,808,537.68	1.01	8.471	608	172,716.43	84.01
High Rise Condo	10	2,412,440.64	0.28	9.508	606	241,244.06	86.06
Deminimus PUD	11	1,639,129.50	0.19	9.655	572	149,011.77	79.60
Manufactured House	7	627,700.66	0.07	8.364	631	89,671.52	71.11
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Loan Types of the Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
2/28 ARM	815	148,994,644.56	17.01	8.699	609	182,815.51	79.98
30 Yr Fixed	1,033	130,989,574.82	14.95	8.901	621	126,805.01	79.80
3/27 ARM	561	90,821,336.91	10.37	9.011	598	161,891.87	79.22
2/28 ARM 40/30 BALLOON	400	90,746,420.45	10.36	8.694	597	226,866.05	80.30
2/28 ARM - 5 Yr IO	314	89,462,858.83	10.21	7.935	636	284,913.56	80.65
3/27 ARM - 5 Yr IO	248	68,999,092.66	7.88	7.674	626	278,222.15	80.31
2/28 ARM 50/30 BALLOON	277	67,626,509.73	7.72	8.759	594	244,139.02	79.97
3/27 ARM 50/30 BALLOON	176	44,029,384.99	5.03	8.459	595	250,166.96	78.80
3/27 ARM 40/30 BALLOON	190	41,146,139.75	4.70	8.379	607	216,558.63	79.66
40/30 BALLOON	116	24,259,601.44	2.77	8.271	618	209,134.50	77.71
Dual Amort - 10/40 - 2 Year/6 Month	82	23,274,931.28	2.66	7.667	662	283,840.63	79.90
50/30 BALLOON	88	19,350,918.10	2.21	8.138	616	219,896.80	77.71
30/20 BALLOON	141	7,551,905.45	0.86	11.976	640	53,559.61	99.53
30 Yr Fixed - 5 Yr IO	20	5,107,006.01	0.58	7.991	641	255,350.30	78.92
15 Yr Fixed	53	4,591,240.73	0.52	9.418	604	86,627.18	68.69
20 Yr Fixed	39	3,786,946.25	0.43	8.852	605	97,101.19	76.67
Dual Amort - 10/40 - 3 Year/6 Month	12	3,064,620.65	0.35	7.259	639	255,385.05	79.90
40 Yr Fixed	10	1,733,706.31	0.20	8.391	620	173,370.63	84.42
5/25 ARM	8	1,623,475.59	0.19	8.447	650	202,934.45	86.27
5/25 ARM 50/30 BALLOON	3	1,327,698.95	0.15	7.804	628	442,566.32	79.99
5/25 ARM - 5 Yr IO	3	1,190,797.00	0.14	7.331	682	396,932.33	71.01
3/37 ARM	5	1,162,200.00	0.13	9.617	557	232,440.00	73.30
25 Yr Fixed	10	1,117,846.24	0.13	8.928	601	111,784.62	80.21
30/15 BALLOON	15	1,115,291.12	0.13	11.613	673	74,352.74	100.00
2/38 ARM	4	977,085.15	0.11	8.176	651	244,271.29	86.66
Dual Amort - 10/40 - 5 Year/6 Month	4	916,891.69	0.10	7.661	654	229,222.92	78.14
5/25 ARM 40/30 BALLOON	2	467,332.40	0.05	8.456	617	233,666.20	74.37
2/28 ARM - 2 Yr IO	1	382,500.00	0.04	8.000	700	382,500.00	78.06
10 Yr Fixed	3	173,665.49	0.02	9.009	675	57,888.50	78.56
12 Yr Fixed	1	103,500.00	0.01	8.600	571	103,500.00	49.76
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Geographic Distribution of Mortgaged Premises of the Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Alabama	15	1,728,233.54	0.20	9.211	598	115,215.57	80.68
Alaska	15	2,466,673.73	0.28	9.317	575	164,444.92	76.05
Arizona	169	31,992,783.11	3.65	8.481	614	189,306.41	77.36
Arkansas	16	1,526,382.19	0.17	8.695	612	95,398.89	84.31
California	569	168,178,029.20	19.20	8.114	626	295,567.71	78.06
Colorado	38	6,806,556.70	0.78	8.835	602	179,119.91	84.12
Connecticut	58	10,459,227.85	1.19	8.489	600	180,331.51	78.13
Delaware	24	4,352,966.09	0.50	8.160	613	181,373.59	78.81
District of Columbia	36	9,082,548.38	1.04	8.523	597	252,293.01	71.28
Florida	583	102,057,821.75	11.65	8.601	619	175,056.30	80.21
Georgia	225	33,046,790.34	3.77	9.100	606	146,874.62	83.11
Hawaii	17	4,079,356.64	0.47	8.113	630	239,962.16	76.60
Idaho	11	1,385,096.82	0.16	7.835	630	125,917.89	71.25
Illinois	126	21,255,943.96	2.43	9.030	617	168,697.97	84.26
Indiana	57	6,056,690.75	0.69	9.345	606	106,257.73	83.56
Iowa	16	1,397,067.81	0.16	9.868	610	87,316.74	85.14
Kansas	15	1,351,701.38	0.15	8.852	624	90,113.43	80.93
Kentucky	44	4,240,167.67	0.48	9.398	594	96,367.45	82.41
Louisiana	17	2,197,303.15	0.25	9.533	586	129,253.13	87.05
Maine	3	361,127.78	0.04	9.662	603	120,375.93	83.48
Maryland	494	117,501,103.11	13.41	8.027	601	237,856.48	78.53
Massachusetts	42	10,059,528.70	1.15	8.689	602	239,512.59	82.09
Michigan	254	28,612,243.81	3.27	9.240	625	112,646.63	81.87
Minnesota	42	7,465,207.70	0.85	8.846	608	177,743.04	83.39
Mississippi	13	1,495,946.13	0.17	9.242	581	115,072.78	79.46
Missouri	52	5,380,862.87	0.61	9.758	600	103,478.13	84.89
Montana	14	2,368,888.57	0.27	8.850	614	169,206.33	82.06
Nebraska	9	1,016,567.54	0.12	9.620	592	112,951.95	88.27
Nevada	66	15,126,493.06	1.73	8.430	635	229,189.29	81.81
New Hampshire	6	1,112,190.47	0.13	8.993	581	185,365.08	79.49
New Jersey	19	5,161,597.60	0.59	8.872	608	271,663.03	84.59
New Mexico	24	2,899,891.91	0.33	9.419	617	120,828.83	85.77
New York	251	71,044,681.11	8.11	8.261	626	283,046.54	77.89
North Carolina	59	9,156,907.60	1.05	9.399	611	155,201.82	85.79
North Dakota	1	55,135.03	0.01	7.300	703	55,135.03	80.00
Ohio	216	21,560,614.45	2.46	9.472	598	99,817.66	84.94
Oklahoma	19	1,813,795.12	0.21	8.901	602	95,462.90	83.10
Oregon	62	13,509,340.54	1.54	8.499	616	217,892.59	80.74
Pennsylvania	105	14,641,014.96	1.67	8.567	616	139,438.24	80.24
Rhode Island	14	3,001,851.50	0.34	8.423	590	214,417.96	80.98
South Carolina	69	9,491,889.79	1.08	9.328	585	137,563.62	81.77
South Dakota	1	85,482.48	0.01	8.550	658	85,482.48	84.65
Tennessee	103	12,480,736.84	1.42	9.456	604	121,172.20	82.33
Texas	143	15,656,514.80	1.79	9.402	617	109,486.12	85.43
Utah	14	2,008,753.91	0.23	9.112	585	143,482.42	83.63
Vermont	3	384,338.53	0.04	10.021	576	128,112.84	77.70
Virginia	265	52,721,757.67	6.02	8.501	598	198,950.03	80.19
Washington	83	17,512,343.86	2.00	8.396	614	210,992.09	78.57
West Virginia	17	2,417,368.20	0.28	8.829	601	142,198.13	76.48
Wisconsin	115	15,799,438.63	1.80	9.749	603	137,386.42	79.97
Wyoming	5	530,167.22	0.06	9.202	610	106,033.44	73.87
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Credit Score of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Not Available	8	957,244.30	0.11	10.311	0	119,655.54	61.74
476 - 500	9	1,291,146.50	0.15	10.995	497	143,460.72	62.83
501 - 525	221	36,290,217.84	4.14	9.988	514	164,209.13	72.92
526 - 550	337	57,696,308.78	6.59	9.568	538	171,205.66	76.11
551 - 575	627	116,781,743.67	13.33	8.834	562	186,254.77	76.73
576 - 600	842	160,689,250.67	18.34	8.586	587	190,842.34	79.53
601 - 625	856	161,836,162.59	18.47	8.382	613	189,060.94	81.94
626 - 650	717	134,428,157.41	15.34	8.188	638	187,486.97	81.56
651 - 675	510	99,475,407.70	11.35	8.160	662	195,049.82	82.29
676 - 700	270	56,666,393.79	6.47	8.173	685	209,875.53	81.47
701 - 725	118	24,747,637.52	2.82	8.257	713	209,725.74	81.55
726 - 750	61	12,152,990.16	1.39	8.133	737	199,229.35	82.98
751 - 775	36	8,243,567.41	0.94	8.023	762	228,987.98	80.75
776 - 800	20	4,615,042.85	0.53	8.234	783	230,752.14	79.42
801 - 825	2	223,851.36	0.03	7.871	805	111,925.68	70.95
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Credit Grade of the Mortgage Loans

Credit Grade	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
A	547	123,406,059.23	14.09	8.392	605	225,605.23	79.52
A-	382	74,352,728.20	8.49	8.814	581	194,640.65	77.12
A+	3,195	585,085,593.12	66.78	8.482	626	183,125.38	81.62
B	216	38,065,753.80	4.34	9.082	564	176,230.34	73.37
B+	82	15,973,813.25	1.82	8.842	572	194,802.60	73.20
C	166	30,020,584.73	3.43	9.199	563	180,846.90	67.29
SD	46	9,190,590.22	1.05	8.088	613	199,795.44	80.09
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Amortization Type of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Balloon	1,408	297,621,202.38	33.97	8.650	602	211,378.69	80.09
Interest Only	586	165,142,254.50	18.85	7.823	633	281,812.72	80.38
Fully Amortizing	2,640	413,331,665.67	47.18	8.770	614	156,565.02	79.63
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

Prepayment Penalty Type of the Mortgage Loans

Original Prepayment Penalty Term (in months)	Number of Mortgage Loans	Total Outstanding Principal Balance ($	)	Percentage By Principal Balance (	%)	Weighted Average Mortgage Rate (	%)	Weighted Average Credit Score	Average Balance ($	)	Weighted Average Combined Original Loan-to-Value Ratio (	%)
No Prepayment Penalty	1,464	295,314,916.95		33.71		8.569		610	201,717.84		80.27
6	1	90,751.93		0.01		8.750		616	90,751.93		75.21
12	160	35,644,466.44		4.07		8.680		627	222,777.92		78.27
24	1,540	296,106,833.10		33.80		8.633		613	192,277.16		80.97
30	2	390,500.00		0.04		9.641		654	195,250.00		86.25
36	1,464	248,299,123.95		28.34		8.409		615	169,603.23		78.49
60	3	248,530.18		0.03		9.814		594	82,843.39		77.46
Total:	4,634	876,095,122.55		100.00		8.550		613	189,058.08		79.92

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Total Outstanding Principal Balance ($)	Percentage By Principal Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Credit Score	Average Balance ($)	Weighted Average Combined Original Loan-to-Value Ratio (%)
Current	4,569	862,963,594.73	98.50	8.547	613	188,873.63	79.89
Delinquent 30 Days	65	13,131,527.82	1.50	8.774	617	202,023.50	82.14
Total:	4,634	876,095,122.55	100.00	8.550	613	189,058.08	79.92

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

Morgan Stanley Contacts
	NAME	PHONE EXTENSION
Asset Finance:	Lydia Foo	212-761-1297
	Albert Han	212-761-4023
	John Chappell	212-761-8056

Asset Structuring:	Alex Saporito	212-761-2604
	Josh Hollander	212-761-7373
	Ari Lerner	212-761-1802
	Nathan Coelen	212-761-2076
	Lu Zhang	212-761-3068

Asset Backed Syndication:	Robert Paterson	212-761-2057
	Nicole Limberg	212-761-2084

Rating Agency Contacts

	NAME	PHONE EXTENSION
Moodys:	Yvonne Zhang	212-553-4094
S&P:	Natalia Skulthan	212-438-8012

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust
Mortgage Loan Asset Backed Notes, Series 2006-3

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